SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 27, 1997

                            PEASE OIL AND GAS COMPANY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       0-6580             84-0285520
 ---------------------------     -------------------    ------------------
(State or other jurisdiction    (Commission File No.)  (I.R.S. Employer
 of incorporation)                                      Identification No.)



751 Horizon Court, Suite 203, Grand Junction, Colorado           81506-8718
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     (Address of principal executive offices)                    (Zip Code)


Registrant telephone number including area code:  (970) 245-5917

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Item 5.   OTHER EVENTS.

     The Registrant announced on June 27, 1997 that a natural gas well in which the Registrant holds a 20.3% working interest had been successfully tested and completed and will begin production immediately. The well, designated as the NEGX Winn #1 in the South Lake Arthur Field in southeast Louisiana, flowed at a rate of 4.2 million cubic feet of gas, 48 barrels of condensate and 10 barrels of water per day. The well was tested on a 10/64 inch choke with 8,315 psi flowing tubing pressure. The well was completed in the Camerina, a new productive zone in the area, at approximately 15,886 to 15,899 feet.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed as a part of this report.


         (a)      Exhibits.

                  Exhibit 99 Press Release dated June 27, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 1997

                                        PEASE OIL AND GAS COMPANY

                                        By /s/ Willard H. Pease, Jr.
                                           ------------------------------------
                                               Willard H. Pease, Jr., President

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


                                  EXHIBIT INDEX


Exhibit         Description                                             Page No.
-------         -----------                                             -------
99              Press Release dated June 27, 1997                         5


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